UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

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The Timken Company

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Supplemental Information Regarding the Annual Meeting of Shareholders to be Held on Friday, May 8, 2020

The following notice relates to the proxy statement, filed by The Timken Company (the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 17, 2020 (the “Proxy Statement”) and provided to shareholders of the Company in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Company’s 2020 Annual Meeting of Shareholders to be held on Friday, May 8, 2020 (the “Annual Meeting”). This supplement provides notice regarding the change in location of the Annual Meeting to a virtual format and is being filed with the SEC and made available to shareholders on or about April 16, 2020.

The following notice should be read in conjunction with the Proxy Statement.

NOTICE OF CHANGE OF LOCATION OF 2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 8, 2020

To our shareholders:

Due to public health concerns regarding the COVID-19 pandemic and guidance from various governments and health authorities, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of The Timken Company, an Ohio corporation (“Timken,” “we” or “our”), has been changed to an online-only format, with attendance via the internet. As previously announced, the Annual Meeting will be held on Friday, May 8, 2020 at 10:00 a.m. local time. You will not be able to attend the Annual Meeting in person. We currently expect to resume holding in-person meetings in the future.

As described in the previously-distributed proxy materials for the Annual Meeting, which may also be accessed at www.ReadMaterial.com/TKR, you are entitled to participate in and vote at the Annual Meeting if you were a shareholder of record at the close of business on February 21, 2020, the record date of the Annual Meeting, or hold a legal proxy for the meeting provided by your bank, broker or other nominee that holds your shares.

Your vote is important. Whether or not you plan to participate in the online-only Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. If you have already voted, you do not need to vote again due to the change in the format of the meeting from in-person to online-only. The proxy card included with the proxy materials will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. The proxy materials contain important information regarding the matters to be acted upon at the Annual Meeting and we encourage you to read them.

In order to attend the online-only meeting, you will need to pre-register by May 5, 2020. To pre-register for the meeting, please follow these instructions:

Registered Shareholders

If your shares are registered in your name with Timken’s transfer agent or you are a participant holding Timken shares in a Timken-sponsored employee savings plan and you wish to attend the virtual meeting, go to www.CESVote.com, enter the control number you received on your Proxy Card or Notice of the Meeting to access the voting page and click on the “Click here to preregister for the online meeting” link at the top of the page.

Beneficial Shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record)

Beneficial shareholders who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to “TKRRegister@Proxy-Agent.com”. Beneficial shareholders who e-mail a valid legal proxy will be registered for the meeting and issued a control number that will allow them to attend and participate in the virtual meeting.

Once you have pre-registered for the meeting, you will receive an e-mail with a link and instructions for attending the meeting online and submitting questions.

You may review the rules of conduct for the virtual meeting or vote during the virtual Annual Meeting by following the instructions available on the meeting website.

April 16, 2020 Hansal N. Patel Vice President, General Counsel & Secretary

On April 16, 2020, the Company also issued the following press release regarding the change in location of its Annual Meeting to a virtual format.

NEWS RELEASE

Timken To Hold Virtual Annual Shareholder Meeting for 2020

Company cancels in-person meeting; will hold virtual meeting on May 8

NORTH CANTON, Ohio, April 16, 2020 — The Timken Company (NYSE: TKR; www.timken.com), a world leader in engineered bearings and power transmission products, will hold its Annual Meeting of Shareholders in a virtual meeting format at 10 a.m. EDT on Friday, May 8. Due to the public health impact of the COVID-19 pandemic and related government restrictions on large gatherings, and to protect the well-being of our employees and shareholders, Timken will not hold an in-person meeting this year. Timken currently expects to resume holding in-person meetings in the future.

Shareholders of record at the close of business on February 21, 2020 (the record date for the annual meeting), are entitled to participate in and vote at the meeting. Whether or not you plan to participate in the virtual meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the previously-distributed proxy materials for the meeting, which may also be accessed at www.ReadMaterial.com/TKR.

In order to attend the online-only meeting, shareholders will need to pre-register by May 5, 2020. To pre-register for the virtual meeting, please follow these instructions:

Registered Shareholders

If your shares are registered in your name with Timken’s transfer agent or you are a participant holding Timken shares in a Timken-sponsored employee savings plan and you wish to attend the virtual meeting, go to www.CESVote.com, enter the control number you received on your Proxy Card or Notice of the Meeting to access the voting page and click on the “Click here to preregister for the online meeting” link at the top of the page.

Beneficial Shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record)

For beneficial shareholders who wish to attend the virtual meeting, please see the detailed instructions included in the Notice of Change of Location of 2020 Annual Meeting of Shareholders available at https://investors.timken.com/.

Once you have pre-registered for the meeting, you will receive an e-mail prior to the meeting with a link and instructions for attending the meeting online and submitting questions.

For more information about Timken’s virtual annual meeting of shareholders, visit https://investors.timken.com/.

About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com) designs a growing portfolio of engineered bearings and power transmission products. With more than a century of knowledge and innovation, we continuously improve the reliability and efficiency of global machinery and equipment to move the world forward. Timken posted $3.8 billion in sales in 2019 and employs more than 18,000 people globally, operating from 42 countries.

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Media Relations:

Scott Schroeder

234.262.6420

scott.schroeder@timken.com

Investor Relations:

Neil Frohnapple

234.262.2310

neil.frohnapple@timken.com